As filed with the Securities and Exchange Commission on September 6, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARLO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware		38-4061754
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
2200 Faraday Ave., Suite #150
Carlsbad,	California	92008
(Address of Principal Executive Offices)		(Zip Code)

Arlo Technologies, Inc. 2018 Equity Incentive Plan
(Full title of the plan)

Matthew McRae
Chief Executive Officer
2200 Faraday Ave., Suite #150
Carlsbad, California 92008
(408) 890-3900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll
Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

The additional 1,500,000 shares of Common Stock (“Common Stock”) of Arlo Technologies, Inc. (the “Registrant”) available for issuance under the Arlo Technologies, Inc. 2018 Equity Incentive Plan, as amended (the “2018 EIP”) being registered on this Registration Statement are to be used exclusively for grants of awards to individuals who were not previously employees or non-employee directors of the Registrant (or following a bona fide period of non-employment with the Registrant), as an inducement material to the individual’s entry into employment with the Registrant within the meaning of Rule 303A.08 of the New York Stock Exchange Listed Company Manual (“Rule 303A.08”). The 2018 EIP was amended by the Board of Directors of the Registrant without stockholder approval pursuant to Rule 303A.08.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant previously registered shares of its Common Stock for issuance under the 2018 EIP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2018 (File No. 333-226576), on January 23, 2019 (File No. 333-229335), on March 3, 2020 (File No. 333-236864), and on March 3, 2021 (File No. 333-253833), August 20, 2021 (File No. 333-258972), January 21, 2022 (File No. 333-262275) and August 15, 2022 (File No. 333-266871). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2(2)	Amended and Restated Bylaws of the Registrant.
4.3(3)	Form of Common Stock Certificate of the Registrant.
5.1	Opinion of Cooley LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(4)	Arlo Technologies, Inc. 2018 Equity Incentive Plan, as amended.
107	Filing Fee Table

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 7, 2018, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 7, 2018, and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-226088), filed with the Commission on July 23, 2018, and incorporated herein by reference.
(4)	Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 26, 2022, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on September 6, 2022.

ARLO TECHNOLOGIES, INC.

By:	/s/ MATTHEW MCRAE
Matthew McRae
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew McRae and Gordon Mattingly, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW MCRAE	Chief Executive Officer and Member of the Board of Directors	September 6, 2022
Matthew McRae	(Principal Executive Officer)

/s/ GORDON MATTINGLY	Chief Financial Officer	September 6, 2022
Gordon Mattingly	(Principal Financial and Accounting Officer)

/s/ RALPH E. FAISON	Chairman of the Board of Directors	September 6, 2022
Ralph E. Faison

/s/ PRASHANT AGGARWAL	Member of the Board of Directors	September 6, 2022
Prashant Aggarwal

/s/ JOCELYN E. CARTER-MILLER	Member of the Board of Directors	September 6, 2022
Jocelyn E. Carter-Miller

/s/ CATRIONA FALLON	Member of the Board of Directors	September 6, 2022
Catriona Fallon

/s/ AMY ROTHSTEIN	Member of the Board of Directors	September 6, 2022
Amy Rothstein

/s/ GRADY K. SUMMERS	Member of the Board of Directors	September 6, 2022
Grady K. Summers